EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated August 6, 2008, with respect to the consolidated financial statements, schedule and internal control over financial reporting included in the Annual Report of Merix Corporation on Form 10-K for the year ended May 31, 2008. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Merix Corporation on Forms S-8 (File No. 333-148711, effective January 17, 2008; File No. 333-145539, effective August 17, 2007; File No. 333-59672, effective August 17, 2007; File No. 333-87344, effective May 1, 2002; and File No. 333-76367, effective April 15, 1999) and on Forms S-3 (File No. 333-137214, effective September 8, 2006; File No. 333-132857, effective March 30, 2006; File No. 333-112288, effective January 28, 2004; File No. 333-111740, effective January 1, 2004; File No. 333-90374, effective June 12, 2002; and File No. 333-32616, effective March 16, 2000).

/s/ GRANT THORNTON LLP

Portland, Oregon

August 6, 2008